Exhibit 10.4

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is made as of April 20, 2010 (the "Effective Date"), by and between Real Estate Associates Limited VI, a California limited partnership ("Assignor"), Brainard Property Management, LLC, a Kentucky limited liability company ("Assignee"), and David Brainard, an individual (the "General Partner" and together with Assignor and Assignee, each a "Party" and, as the context requires, any two or more, collectively, "Parties"), with reference to the following:

A.               Kentucky Manor Apartments, Ltd., a Kentucky limited partnership (the "Partnership"), was formed as a limited partnership under the laws of the Commonwealth of Kentucky and is being governed pursuant to an Amended and Restated Agreement and Certificate of Limited Partnership, dated as of November 19, 1982, as amended by a First Amendment to Amended and Restated Agreement and Certificate of Limited Partnership, dated as of January 7, 1983, and further amended by a Second Amendment to Amended and Restated Agreement and Certificate of Limited Partnership, dated as of September 22, 1983 (collectively, the "Partnership Agreement") (any capitalized word or phrase used but not defined herein shall have the meaning set forth in the Partnership A greement).

B.               The General Partner is the "Operating General Partner" or the "General Partner" of the Partnership and Assignor the "Limited Partner" of the Partnership.

C.               Assignor has agreed to assign all of its limited partnership interest in the Partnership to Assignee and withdraw from the Partnership, Assignee has agreed to acquire such interest and the General Partner has consented to such assignment and assumption, all pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                           Assignment and Assumption.

1.1                                          Effective as of the "Closing" (as hereinafter defined):

(a)             Assignor hereby assigns to Assignee 100% of Assignor's interest in the Partnership, including, without limitation, Profits and Losses, Cash from Operations, Net Refinancing Cash, surplus cash from Disposition, all other Partnership assets, and all rights to any fees, loan repayments and reimbursements (the "Interest"), and

(b)             Assignee assumes and agrees to perform all of the obligations of Assignor under the Partnership Agreement.

1.2                In consideration for Assignor's assignment of the Interest, at the Closing

Assignee shall pay to Assignor an amount (the "Payment") equal to $400,000, payable by federal wire transfer of immediately available funds pursuant to instructions from Assignor. The Payment shall be treated as a direct acquisition of the Interest. Assignor covenants and agrees that such sum shall be received in full satisfaction of all obligations and liabilities due Assignor in connection with or in any manner arising out of the Partnership, the Project or any other assets owned by the Partnership.

2.                                         Closing.

2.1                     The closing of the transactions contemplated by this Agreement (the

"Closing") shall occur no later than March 31, 2011 (the "Closing Date"). In the event the Closing does not occur on or before the Closing Date, this Agreement shall terminate automatically without the necessity of any further action on the part of any of the Parties unless the Parties otherwise agree in writing.

2.2               At the Closing:

(a)             As provided in Section 1.2, Assignee shall pay the Payment; and

(b)             Assignor, Assignee and the General Partner shall execute and exchange countersigned counterparts of the Third Amendment to Amended and Restated Agreement and Certificate of Limited Partnership of the Partnership in the form attached hereto as Exhibit A.

3.                                           Representations and Warranties.

3.1                                                                    As a material inducement to Assignee entering into this Agreement,

Assignor represents and warrants to Assignee the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership:

(a)               Assignor is the owner of the Interest and the Interest is not subject to any lien, pledge or encumbrance of any nature whatsoever and Assignee shall acquire the same free of any rights or claims thereto by any other party claiming by, through or under Assignor.

(b)               The execution and delivery of this Agreement by Assignor and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and, assuming the due and proper execution and delivery by Assignee and the General Partner, this Assignment is binding upon and enforceable against Assignor in accordance with its terms.

3.2                         As a material inducement to Assignor entering into this Agreement,

Assignee represents and warrants to Assignor the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership:

(a)                             The execution and delivery of this Agreement by Assignee and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings.

(b)                             Assuming the due and proper execution and delivery by Assignor, this Assignment is binding upon and enforceable against A ssignee in accordance with its terms.

(c)                              No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against Assignee or, to the knowledge of Assignee, threatened against Assignee pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this

Agreement or the transactions contemplated hereunder, nor does Assignee know of any reason to believe any such proceeding will be instituted.

(d)             Assignee has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

(e)             Assignee is aware of the restrictions on transfer or encumbrance of the Interest under the Partnership Agreement, as well as the transfer restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities laws (the "Securities Laws"). Assignee is able to bear the economic risk of its investment in the Interest, is aware that it must hold the Interest for an indefinite period and that the Interest has not been registered under the applicable Securities Laws and may not be sold or otherwise transferred unless permitted by the terms of the Partnership Agreement and the Interest is registered, or an exemption from the registration requirements is available with respect thereto, under the Securities Laws. Assignee is acquiring the Interest for its own account and not with a view to resell, transfer or otherwise dispose thereof.

(f)               Assignee is an Affiliate of a general partner of the Partnership, and therefore knows at least as much about the Partnership as Assignor. Assignee is experienced in financial transactions such as ownership of the Interest and understands the business and operations of the Partnership. Assignee has had an opportunity to ask questions about and seek information about the Partnership, and has not relied upon any express or Implied representations or warranties from Assignor with regard to the Interest or the Partnership, except as expressly provided herein.

  3.3                Except as expressly provided in this Section 3, no Party has made any other representation or warranty concerning the Interest, the Partnership or any other matter.

  3.4         As a material inducement to Assignor entering into this Agreement:

(a)             The General Partner represents and warrants to Assignor that
(i) the execution and delivery of this Agreement by the General Partner and its performance of the transactions contemplated herein have been duly authorized by all requisite corporate proceedings, and (ii) assuming the due and proper execution and delivery by Assignor, this Assignment is binding upon and enforceable against the General Partner in accordance with its terms. The foregoing representations and warranties are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership; and

(b)             The General Partner covenants to Assignor that on or before
Closing, the Partnership will have obtained all necessary consents and approvals for the transactions contemplated by this Agreement, including, but not limited to, the consents, to the extent required, of the holders of all Mortgages and all Governmental Agencies.

4.       Miscellaneous. All notices, demands, requests and other communications required pursuant to the provisions of this Agreement ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or any other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on

  4.1             If to Assignor:

do National Partnership Investments Corp. 6701 Center Drive, Suite 520

Los Angeles, CA 90045

Attention: Asset Management

with a copy to:

Law Offices of Peter H. Alpert, Inc. 601 S. Figueroa Street, Suite 2330Attention: Peter H. Alpert

Los Angeles, CA 90017

  4.2        If to Assignee or the General Partner, to the intended r ecipient at:

c/o David Brainard 225 Clara Drive

Pembroke, KY 42261

with a copy to:

Daniel Thomas, Esq. P.O. Box 675

Hopkinsville, KY 42240

Any of the Parties may designate a change of address by Notice in writing to the other Parties. Whenever in this Agreement the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

  4.3       If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

  4.4                 This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or a ccounting for any other counterpart thereof.

  4.5                      This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the Parties hereto. This Agreement shall be interpreted in accordance with the laws of the state in which the Project is located.

  4.6                Nothing herein shall be construed to be for the benefit of or enforceable by any third party including, but not limited to any creditor of Assignor.

4.7              The Parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

4.8          All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

4.9           In the event that any court or arbitration proceedings is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys' fees incident to any such proceeding. The term "prevailing party" as used herein shall mean the party in whose favor the final judgment or award is entered in any such judicial or arbitration proceeding.

4.10 This Agreement constitutes the sole agreement of the Parties with respect to the matters herein, all prior oral or written agreements being merged herein. This Agreement may only be modified by a writing signed by all of the Parties hereto and time is of the essence of this Agreement.

4.11 In interpreting this Agreement it shall be presumed that the Agreement was jointly drafted and no presumption shall arise against any Party in the event of any ambiguity.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date set forth above.

ASSIGNOR:                                          REAL ESTATE ASSOCIATES LIM ITED VI,

                                                            a California limited partnership

                                                            By  National Partnership Investments Corp.,

                                                                  a California corporation,

                                                                  General Partner

                                                                  By  /s/Brian Flaherty

                                                                        Brian Flaherty

                                                                        Senior Vice President

ASSIGNEE:                                          BRAINARD PROPERTY MANAGEMENT, LLC,

                                                            a Kentucky limited liability company

                                                            By  /s/David Brainard

                                                                  David Brainard

                                                                  General Partner

GENERAL PARTNER:                           /s/David Brainard

                                                            David Brainard